                                                                    EXHIBIT 99.1

                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD O SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                        www.creditacceptance.com

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                            Date:  February 10, 2006
---------------------


                                   INVESTOR RELATIONS:  DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@creditacceptance.com

                                   PINK SHEETS SYMBOL:  CACC


                          CREDIT ACCEPTANCE ANNOUNCES:
                        - RENEWAL OF WAREHOUSE FACILITY,
                          - RENEWAL OF LINE OF CREDIT
                     - MODIFIED DUTCH AUCTION TENDER OFFER
            - SUBMISSION OF APPLICATION TO LIST SHARES ON THE NASDAQ

SOUTHFIELD, MICHIGAN -- FEBRUARY 10, 2006 -- CREDIT ACCEPTANCE CORPORATION (PINK
SHEETS: CACC.PK) (the "Company") announced today that it has extended the maturity of its $200 million revolving warehouse facility from February 15, 2006 until February 9, 2007. Under this facility, the Company may contribute dealer loans to a wholly owned special purpose entity and receive 75% of the net book value of the dealer loans in non-recourse financing which bears interest at a floating rate equal to the commercial paper rate plus 65 basis points. As of February 9, 2006, the Company had $104.5 million outstanding on the facility.

The Company also announced that it has extended the maturity of its $135.0 million credit agreement with a commercial bank syndicate from June 9, 2006 to June 20, 2008. Borrowings under the facility will bear interest at the prime rate or 1.3% over the Eurocurrency rate, at the Company's option. The agreement continues to be secured by a lien on most of the Company's assets. As of February 9, 2006, the Company had $24.3 million outstanding under the agreement.

MODIFIED DUTCH AUCTION TENDER OFFER
-----------------------------------

Additionally, the Company announced that it has commenced a modified dutch auction tender offer to purchase up to 5,000,000 of its outstanding common stock at a price per share of $21.00 to $25.00. The tender offer will expire at 5:00 p.m., Eastern Standard Time, Monday, March 13, 2006, unless extended by Credit Acceptance. Tenders of shares must be made on or prior to the expiration of the tender offer and shares may be withdrawn at any time on or prior to the expiration of the tender offer. Credit Acceptance's obligation to purchase is subject to the conditions set forth in the offer to purchase and letter of transmittal documents being sent to shareholders.

Under the tender offer, shareholders of Credit Acceptance common stock will be invited to choose a price at which they are willing to sell their shares to Credit Acceptance, within the range of $21.00 to $25.00 per share. Credit Acceptance will then select the lowest single purchase price that will allow it to buy up to 5,000,000 shares of stock, or such lesser number of shares as are properly tendered and not withdrawn. All shares acquired in the tender offer will be purchased at the same purchase price regardless of whether the shareholder selected a lower price. If more than the maximum number of shares sought is tendered, tendering shareholders owning fewer than 100 shares will have their shares purchased without proration and all other shares will be purchased on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase. Shareholders whose shares are purchased in the tender offer will be paid the purchase price net in cash, without interest, promptly after the expiration of the tender offer. Shareholders whose shares are not purchased in the tender offer will have their shares returned to them, free of charge, promptly after the expiration of the tender offer. The offer is not contingent upon any minimum number of shares being tendered.

Credit Acceptance anticipates that it will obtain all of the funds necessary to purchase shares tendered in the tender offer, and to pay related fees and expenses, from existing cash reserves and by borrowing under its $200 million revolving warehouse facility and its $135.0 million revolving credit facility. The tender offer is not conditioned upon the receipt of financing.

As of February 9, 2006, Credit Acceptance had 37,033,536 shares outstanding. The last reported sale price of Credit Acceptance's common stock on the Pink Sheets on February 9, 2006, which was the last trading day prior to the commencement of the offer, was $20.00 per share.

Georgeson Shareholder Communications, Inc. is the Information Agent for the offer and Computershare Trust Company of New York is the Depositary. The Offer to Purchase, Letter of Transmittal and related documents are being mailed to registered shareholders and will also be made available for distribution to beneficial owners of Credit Acceptance common stock. Questions related to the offer and requests for copies of the Offer to Purchase, the Letter of Transmittal and related documents may be directed to Georgeson Shareholder Communications, Inc. at (888) 219-8475.

Neither Credit Acceptance nor its Board of Directors is making any recommendation whether shareholders should tender or refrain from tendering their shares or at what purchase price they should choose to tender their shares. Some of Credit Acceptance's directors and officers have advised Credit Acceptance that they intend to tender shares in the offer. For further information, refer to the Offer to Purchase.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Credit Acceptance's common stock. The solicitation of offers to buy Credit Acceptance's common stock will only be made pursuant to the Offer to Purchase and related materials that Credit Acceptance will be distributing to its shareholders. Shareholders are urged to read Credit Acceptance's Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission in connection with the tender offer, which includes as exhibits the Offer to Purchase and the related Letter of Transmittal, as well as any amendments or supplements to the Statement when they become available, because they contain important information. Each of these documents has been or will be filed with the SEC, and shareholders may obtain them free of charge from the SEC at the SEC's Website (http://www.sec.gov/) or from Georgeson Shareholder Communications, Inc., the Information Agent for the tender offer, toll free at (888) 219-8475.

APPLICATION FOR LISTING ON NASDAQ
---------------------------------

The Company announced that it has applied for the relisting of its common stock on the NASDAQ National Market. The listing of the common stock on the Nasdaq National Market requires compliance with, among other things, various quantitative requirements, such as a minimum level of public market float, a minimum level of publicly owned shares, a minimum level of round lot holders and a minimum level of tangible net worth, as well as certain qualitative requirements. Whether the relevant criteria have been satisfied is determined at Nasdaq's discretion. Although the Company believes that it currently satisfies the relevant quantitative requirements and does not anticipate that consummation of the tender offer will prevent the Company from satisfying the relevant quantitative requirements immediately following the tender offer, even if the maximum number of shares is purchased at the maximum price, it is possible that a large number of shareholders could sell all of their shares pursuant to the tender offer and reduce the number of round lot shareholders to less than the minimum level required for listing. As a result of these factors, there can be no assurance that the Nasdaq listing application will be approved. The Company anticipates that if its application is approved, the relisting process should be completed by April 30, 2006.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION
--------------------------------------------

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Pink Sheets under the symbol CACC.PK. For more information, visit www.creditacceptance.com.


                                       2